EXHIBIT 15

May 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
         33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-58255, 33-61107,
         33-64605, 33-64607, 333-02735, 333-20725, 333-27993, 333-28181,
         333-31466, 333-37396, 333-37536, 333-37542, 333-38580, 333-38586,
         333-40258, 333-40260, 333-46295, 333-47443, 333-47445, 333-47733,
         333-52399, 333-56660, 333-57596, 333-57598, 333-58695, 333-58697,
         333-58701, 333-61882, 333-61886, 333-65703, 333-70447, 333-71380,
         333-72476, 333-72478, 333-74313, 333-85138, 333-86127, 333-87619,
         333-87990, 333-100910, 333-101293, 333-104063, and 333-104064 on
         Form S-8 and 333-67209 and 333-75214 on Form S-3.



Commissioners:

We are aware that our report dated April 16, 2003 on our review of interim financial information of Ford Motor Company and Subsidiaries (the "Company") as of and for the period ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan